UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

ONLINE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052

(State or other
jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Colshire Drive, McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 394-5100

Item 7. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press release dated February 4, 2004 containing financial information for Online Resources for the quarter and year ended December 31, 2003 and forward-looking statements relating to Online Resource’s anticipated performance for the three-month period ending March 31, 2004 and for fiscal year 2004.

Item 12. Results of operations and financial condition

On February 4, 2004, we announced our financial results for the quarter and year ended December 31, 2003. A copy of our press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. To supplement our financial statements presented in accordance with GAAP, Online Resources reports EBITDA, a non-GAAP financial measure commonly used in our industry as a measure of performance. EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization. This measure should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. The non –GAAP measure of EBITDA is provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Consistent with our historical practice, the non-GAAP measure of EBITDA has been reconciled to the nearest GAAP measure.

The attached press release also contains forward-looking statements relating to Online Resource’s anticipated performance for the three-month period ending March 31, 2004 and for fiscal year 2004. A more thorough discussion of certain factors that may affect Online Resource’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Online Resource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q. Additional information will be included under those captions in Online Resource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which will be filed with the SEC in the first quarter of 2004. Online Resources assumes no obligation and does not intend to update any such forward-looking statements.

The information contained in this Item 12 is being furnished pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION (Registrant)

Date: February 4, 2004	By:	/S/ Catherine A. Graham

	Name: Title:	Catherine A. Graham Executive Vice President, Chief Financial Officer and Secretary